Exhibit 10.3

KEYSTONE CONSOLIDATED INDUSTRIES, INC.

MASTER RETIREMENT TRUST I

(As Amended and Restated Effective as of January 1, 2006)

KEYSTONE CONSOLIDATED INDUSTRIES, INC.
MASTER RETIREMENT TRUST I

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SECTION 8 AMENDMENT, TERMINATION, RESIGNATION, REMOVAL	15
8.1 Amendment	15
8.2 Removal or Resignation of Master Trustee	15
8.3 Plan Termination	15
8.4 Property Not Transferred	16

SECTION 9 PARTICIPATION AND SEGREGATION	16
9.1 Adoption of Master Trust by Subsidiaries and Affiliates	16
9.2 Segregation from Further Participation	16
9.3 Loss of Qualification	17

SECTION 10 ADDITIONAL PROVISIONS	17
10.1 Assignment or Alienation	17
10.2 Successors and Assigns	17
10.3 Governing Law	17
10.4 Necessary Parties	17
10.5 No Third Party Beneficiaries	18
10.6 Representations	18
10.7 Execution in Counterparts	18
10.8 Action by the Company	18
10.9 Provisions to Comply With Revenue Ruling 81-100	18

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KEYSTONE CONSOLIDATED INDUSTRIES, INC.
MASTER RETIREMENT TRUST I

THIS MASTER TRUST AGREEMENT, effective as of the 1st day of January, 2006 between Keystone Consolidated Industries, Inc. (the "company"), and U.S. BANK NATIONAL ASSOCIATION (the "Master Trustee").

WITNESSETH:
WHEREAS, the company and its subsidiaries or affiliates have adopted one or more employee benefit plans, and may in the future adopt additional employee benefit plans, intended to meet the requirements of Section 401(a) of the Code for the benefit of the employees therein described (a “plan”, individually or the “plans”, collectively); and

WHEREAS, the company has previously established a master trust constituting a part of the plans pursuant to which assets are held to provide for the funding of the plans and the payment of benefits under the plans, the company has determined that the splitting of such master trust into two separate master trusts each funding one or more but less than all of the plans is considered desirable, and this Agreement constitutes an amendment and partial continuation of the prior master trust in the form of the Keystone Consolidated Industries, Inc. Master Retirement Trust I as set forth herein (the “Master Trust”); and

WHEREAS, the plans of which this Master Trust forms a part and Section 10.8 hereof provide for one or more fiduciaries named in the plans, or identified as a fiduciary pursuant to a procedure specified in the plans, which have been allocated the power to manage and control the assets of the plans (the “Named Fiduciary”);

WHEREAS, it is contemplated that all or part of the Fund (as hereinafter defined) may be transferred for investment purposes to The Combined Master Retirement Trust, as amended and restated effective September 30, 2005 (as it may be further amended from time to time), between Contran Corporation and Harold C. Simmons and his successor or successors and assigns (the “CMRT”);

NOW, THEREFORE, the company and the Master Trustee, each intending to be legally bound, agree as follows:

SECTION 1- GENERAL

1.1 Definitions. The terms used herein shall have the following meanings:

(a) "Agreement" means this instrument, including all amendments thereto.

(b) "Authorized Instructions" means all directions and instructions to the Master Trustee from an Authorized Party provided in accordance with Section 3.2 of this Agreement.

(c) "Authorized Party" means any person or entity properly identified by the company, the Named Fiduciary or the Investment Manager to the Master Trustee in accordance with Section 3.1 of this Agreement.

(d) "Code" means the Internal Revenue Code of 1986, as amended.

(e) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

(f) "Fund" means the assets held pursuant to this Agreement as such assets shall exist from time to time.

(g) "Investment Manager" means an investment manager, within the meaning of Section 3(38) of ERISA, with respect to the Fund which has been appointed by the Named Fiduciary pursuant to Section 5.1.

(h) "Real Estate" means direct or indirect investments of the Fund in real property, leaseholds, mineral interests or participations in real estate investment trusts or corporations organized under Sections 501(c)(2) or 501(c)(25) of the Code.

(i) "Tax Obligations" means the responsibility for payment of taxes, withholding, certification and reporting requirements, claims for exemptions or refund, interest, penalties and other related expenses of the Fund.

1.2 Compliance With Law. The Master Trust is intended to comply with ERISA and to be tax-exempt under Section 501(a) of the Code. The company represents that the plans are qualified under Section 401(a) of the Code and shall immediately notify the Master Trustee if a plan ceases to be so qualified.

SECTION 2 - ESTABLISHMENT OF MASTER TRUST

2.1 Appointment and Acceptance of Master Trustee. The Named Fiduciary hereby appoints U.S. BANK NATIONAL ASSOCIATION as Master Trustee of the Master Trust with respect to the Fund. The Fund shall be held by the Master Trustee in trust and dealt with in accordance with the provisions of this Agreement. The Master Trustee hereby accepts its appointment as master trustee, acknowledges that it assumes the duties established by this Agreement and agrees to be bound by the terms contained herein.

2.2 Master Trustee Responsibilities. The Master Trustee is not a party to, and has no duties or responsibilities under, any of the plans other than those that may be expressly contained in this Agreement. In any case in which a provision of this Agreement conflicts with any provision in a plan, this Agreement shall control. The Master Trustee shall have no duties, responsibilities or liability with respect to the acts or omissions of any prior trustee.

2.3 Contributions. The Master Trustee agrees to accept contributions that are paid to it by the company (as well as rollover contributions and direct transfers from other qualified retirement plans) in accordance with the terms of this Agreement. Such contributions shall be in cash or in such other form that may be acceptable to the Master Trustee. The Master Trustee shall have no duty to determine or collect contributions under the plans and shall have no responsibility for any property until it is received and accepted by the Master Trustee. The company shall have the sole duty and responsibility for the determination of the accuracy or sufficiency of the contributions to be made under the plans, the transmittal of the same to the Master Trustee and compliance with any statute, regulation or rule applicable to contributions.

2.4 Exclusive Benefit. Except as may be permitted by law or by the terms of the plans or this Agreement, at no time prior to the satisfaction of all liabilities with respect to participants and their beneficiaries under the plans shall any part of the Master Trust be used for or diverted to any purpose other than for the exclusive benefit of the participants and their beneficiaries. The assets of the Master Trust shall be held for the exclusive purposes of providing benefits to participants of the plans and their beneficiaries and defraying the reasonable expenses of administering the plans and the Master Trust.

2.5 Return of Contributions. Notwithstanding any other provision of this Agreement: (i) as contributions made prior to the receipt of an initial determination letter are conditional upon a favorable determination as to the qualified status of each of the plans under Code Section 401, if a plan receives an adverse determination with respect to its initial qualification, then any such contribution may be returned to the company within one year after such determination, provided the application for determination is made by the time prescribed by law; (ii) contributions made by the company based upon mistake of fact may be returned to the company within one year of such contribution; (iii) as all contributions to the plans are conditioned upon their deductibility under the Code, if a deduction for such a contribution is disallowed, such contribution may be returned to the company within one year of the disallowance of such deduction; and (iv) after all liabilities under a plan have been satisfied, the remaining assets of the Master Trust belonging to that plan shall be distributed to the company if such distribution is provided for in that plan and does not contravene any provision of applicable law.

In the case of the return of a contribution due to mistake of fact or the disallowance of a deduction, the amount which may be returned is the excess of the amount contributed over the amount that would have been contributed had there not been a mistake or disallowance. Earnings attributable to the excess contributions may not be returned to the company but losses attributable thereto must reduce the amount to be so returned. Any return of contribution or distribution of assets made by the Master Trustee pursuant to this Section shall be made only upon the direction of the company, which shall have exclusive responsibility for determining whether the conditions of such return or distribution have been satisfied and for the amount to be returned.

2.6 Distributions. The Master Trustee shall make distributions or transfers out of the Fund pursuant to Authorized Instructions. To the extent assets are held in checking accounts outside the Fund pursuant to Authorized Instructions, the Named Fiduciary shall cause such assets to be held in trust and in accordance with the bonding requirements of Section 412 of ERISA, secure from the claims of all creditors of the company, the Named Fiduciary or any participant or beneficiary covered by the plans. The company hereby agrees that the Authorized Party shall have the exclusive responsibility, and the Master Trustee shall not have any responsibility or duty under this Agreement, for determining that the Authorized Instructions are in accordance with the terms of the plans and applicable law, including without limitation, the amount, timing or method of payment and the identity of each person to whom such payments shall be made. The Master Trustee shall have no responsibility or duty to determine the tax effect of any payment or to see to the application of any payment. In making payments to service providers pursuant to Authorized Instructions, the company acknowledges that the Master Trustee is acting as a paying agent, and not as the payor, for tax information reporting and withholding purposes.

2.7 Commingling.

(a) General. The Master Trustee may commingle the assets attributable to the plans for which contributions are made under this Agreement if this Agreement is applicable to more than one plan, and may commingle the Fund with funds of other trusts of similar nature created by the company for the exclusive benefit of its employees. Where commingling is effected with other trusts maintained by the company, the combined trust, to the extent that assets are attributable to contributions made under this Agreement, shall be the Fund referred to herein. The Master Trustee shall maintain such records as are necessary in order to maintain a separation of the Fund from the funds of the other trusts maintained by the company and to separate the assets attributable to each of the plans for which contributions are made under this Agreement. The company shall be responsible for causing sufficient records to be maintained to insure that benefits and liabilities payable with respect to each plan shall be paid from the assets allocable to each such plan.

(b) Incorporation of The Combined Master Retirement Trust. Contran Corporation (“Contran”) has established the CMRT for the purpose of permitting the collective investment therein of part or all of the assets of the trusts which implement the various qualified pension and profit sharing plans maintained by Contran, the other members of the controlled group of corporations of which Contran is a member and such other related companies as are designated by Contran. The provisions of the CMRT, as amended from time to time, are hereby incorporated herein and made a part of this Agreement. The company may direct the Master Trustee of this Master Trust to invest any part or all of its assets in the CMRT, and the Master Trustee shall have the power to make each such investment directed by the company. In addition the company may direct that part or all of this Master Trust’s investment in the CMRT be withdrawn. Subject to applicable law, the Master Trustee shall have no investment responsibility with respect to any investment in the CMRT and shall incur no liability as a result of its compliance with any direction of the company in accordance with the foregoing. Notwithstanding the foregoing, the company may not direct any investment in, or permit any continued investment in, the CMRT if the company determines or is advised by the Internal Revenue Service that the CMRT does not meet the requirements for qualification under Section 401(a) of the code, and is not entitled to exemption from taxes under Section 501(a) of the Code. To the extent that the company does not direct the investment of any assets of this Master Trust, the investment of such assets shall be the responsibility of any Investment Managers appointed under this Agreement and, if none, the company. It is intended that to the extent there may be any conflict between the provisions of this Section and any other provisions of this Agreement, the provisions of this Section shall be controlling.

2.8 Ancillary Trusts. Notwithstanding any other provisions hereof, in addition to its power to direct investments in the CMRT in accordance with Section 2.7 hereof, the company shall have the authority to direct the Master Trustee to enter into and execute one or more ancillary trust agreements with one or more ancillary trustees designated by the company and to transfer such assets of the trust fund as the company directs to an ancillary trust investment fund to be held and managed by an ancillary trustee under an ancillary trust agreement. The Master Trustee shall not make any investment review of, consider the propriety of holding or selling, or vote any assets of an ancillary trust investment fund; provided that the Master Trustee shall invest for short term purposes any cash which is a part of the ancillary trust investment fund which is in the Master Trustee’s custody as directed by the company in appropriate short term investments. The company shall be responsible for allocating any assets of the Fund to the ancillary trust investment funds. The Master Trustee shall not have any responsibility for the investment of any asset of an ancillary trust investment fund and shall incur no liability as a result of its compliance with any direction of the company in accordance with the foregoing.

SECTION 3 - AUTHORITIES

3.1 Authorized Parties. The company shall furnish the Master Trustee with a written list of the names, signatures and extent of authority of all persons authorized to direct the Master Trustee and otherwise act on behalf of the company and the plans under the terms of this Agreement. The Named Fiduciary will provide the Master Trustee with a written list of the names, signatures and extent of authority of all persons authorized to act on behalf of the Named Fiduciary. The Named Fiduciary shall cause each Investment Manager appointed in accordance with Section 5.1 to furnish the Master Trustee with a written list of the names and signatures of the person or persons who are authorized to represent the Investment Manager. The Master Trustee shall be entitled to rely on and shall be fully protected in acting upon direction from an Authorized Party until notified in writing by the company, Investment Manager or Named Fiduciary, as appropriate, of a change of the identity of an Authorized Party and the Master Trustee shall not be responsible or liable for any diminution of value of any securities or other property held by the Master Trustee (or its subcustodians) at the direction of an Authorized Party.

3.2 Authorized Instructions. All directions and instructions to the Master Trustee from an Authorized Party shall be in writing, transmitted by mail or by facsimile or shall be an electronic transmission, provided the Master Trustee may, in its discretion, accept oral directions and instructions and may require confirmation in writing. The Master Trustee shall be entitled to rely on and shall be fully protected in acting in accordance with all such directions and instructions which it reasonably believes to have been given by an Authorized Party and in failing to act in the absence thereof.

SECTION 4 - POWERS AND DUTIES

4.1 General Powers and Duties of Master Trustee. In administering the Master Trust, the Master Trustee shall be specifically authorized to:

(a) Appoint custodians, subcustodians or sub-trustees, domestic or foreign (including affiliates of the Master Trustee), as to part or all of the Fund, except that the indicia of ownership of any asset of the Fund shall not be held outside the jurisdiction of the District Courts of the United States unless in compliance with Section 404(b) of ERISA and regulations thereunder; provided that the Master Trustee shall not be liable for the acts or omissions of any subcustodian appointed under this Section 4.1 pursuant to Authorized Instructions;

(b) Hold property in nominee name, in bearer form, or in book entry form, in a clearinghouse corporation or in a depository (including an affiliate of the Master Trustee), so long as the Master Trustee's records clearly indicate that the assets held are a part of the Fund; provided that, subject to Section 5.3, the Master Trustee shall not be responsible for any losses resulting from the deposit or maintenance of securities or other property (in accordance with market practice, custom or regulation) with any recognized foreign or domestic clearing facility, book-entry system, centralized custodial depository, or similar organization;

(c) Collect income payable to and distributions due to the Fund and sign on behalf of the Master Trust any declarations, affidavits, certificates of ownership and other documents required to collect income and principal payments, including but not limited to, tax reclamations, rebates and other withheld amounts; provided that, subject to Section 5.3, the Master Trustee shall not be responsible for the failure to receive payment of (or late payment of) distributions with respect to securities or other property of the Fund;

(d) Subject to the timely receipt of notice from an issuer or an Authorized Party, collect proceeds from securities, certificates of deposit or other investments which may mature or be called;

(e) Submit or cause to be submitted to the Named Fiduciary or the Investment Manager, as designated by the Named Fiduciary, on a best efforts basis all information actually received by the Master Trustee regarding ownership rights pertaining to property held in the Fund;

(f) Attend to involuntary corporate actions;

(g) Determine the fair market value of the Fund monthly, or for such other period as may be mutually agreed upon, in accordance with methods consistently followed and uniformly applied. In determining fair market value of the Fund, the Master Trustee shall be entitled to rely on and shall be protected in relying on values provided by an Authorized Party;

(h) Render periodic statements for property held hereunder;

(i) Commence or defend suits or legal proceedings and represent the Fund in all suits or legal proceedings in any court or before any other body or tribunal as the Master Trustee shall deem necessary to protect the Fund;

(j) Employ upon prior notice to the company suitable agents and legal counsel, who may be counsel for the company, and, as a part of its reimbursable expenses under this Agreement, pay their reasonable compensation and expenses. The Master Trustee shall be entitled to rely on and may act upon advice of counsel on all matters, and shall be without liability for any action reasonably taken or omitted in good faith pursuant to such advice;

(k) Deposit cash in interest bearing accounts in the banking department of the Master Trustee or an affiliated banking organization;

(l) Take all action necessary to pay for authorized transactions or make authorized payments, distributions, transfers or rollovers, including exercising the power to borrow or raise moneys from any lender, which may be the Master Trustee in its corporate capacity or any affiliate or agent of the Master Trustee, upon such terms and conditions as are necessary to settle such transactions, payments, distributions, transfers or rollovers;

(m) Take any and all actions, including the appointment of agents, necessary to settle transactions in futures and/or options contracts, short-selling programs, foreign exchange or foreign exchange contracts, swaps, synthetic GICs, BICs and similar instruments and other derivative investments;

(n) Make, execute and deliver any and all documents, agreements or other instruments in writing as is necessary or desirable for the accomplishment of any of the powers and duties in this Agreement; and

(o) Generally take all action, whether or not expressly authorized, which the Master Trustee may deem necessary or desirable for the fulfillment of its duties hereunder.

The powers described in this Section 4.1 may be exercised by the Master Trustee with or without Authorized Instructions, but where the Master Trustee acts on Authorized Instructions, the Master Trustee shall be fully protected as described in Section 3.2.

4.2 Power of Attorney. The Named Fiduciary appoints the Master Trustee as the Master Trust’s true and lawful attorney-in-fact and authorizes the Master Trustee to delegate the power of attorney to its global custodians with full powers of substitution to:

(a) sign, file and deliver all requests or claims for refund or reduction of , or exemption from, any withholding or similar taxes, collect the refund of the tax and transfer the amounts collected as directed;

(b) vote securities or execute proxies held in the Master Trust as directed and exercise rights as directed, related to the securities as a result of corporate actions;

(c) safekeep securities in the name of the Master Trust, receive dividends, interest, other payments and sale of proceeds on behalf of the Master Trust, sign on behalf of the Master Trust any and all forms pertaining to instructions for sale or purchase of securities, and give specific instructions regarding securities, cash and related transactions that are registered in the name of the Master Trust.

The global custodian is authorized to perform any other actions necessary to carry out the intent of this Section. .

Any charges or expenses incurred in connection with acts permitted under this Section shall be paid by the Master Trust.

4.3 Contractual Income and Settlement.

(a) Contractual Income. In accordance with the Master Trustee’s standard operating procedure, the Master Trustee shall credit the Fund with income and maturity proceeds on securities on contractual payment date net of any taxes or upon actual receipt.  In most instances, income and maturity proceeds are received on the contractual payment date.

(b) Contractual Settlement. In accordance with the Master Trustee’s standard operating procedure, the Master Trustee will attend to the settlement of securities transactions on the basis of either contractual settlement date accounting or actual settlement date accounting. To the extent the Master Trustee settles certain securities transactions on the basis of contractual settlement date accounting, the Master Trustee may reverse to the contractual settlement date any entry relating to such contractual settlement if the Master Trustee reasonably believes that such amount will not be received.

SECTION 5 - INVESTMENT OF THE FUND

5.1 Appointment of Investment Managers. The company shall have the power to appoint and remove one or more Investment Managers, which may be the Master Trustee or an affiliate of the Master Trustee, with respect to part or all of the Fund. Except as may be provided in a separate investment management agreement, the Master Trustee shall not be responsible, directly or indirectly, for the investment or reinvestment of the assets of the Fund, which investment and reinvestment shall be the sole responsibility of the company unless otherwise delegated by the company. The Master Trustee shall be entitled to rely entirely on an Investment Manager’s directions, shall be under no duty to determine or make inquiry whether an Investment Manager’s directions received by it are in accordance with the provisions of the plan or applicable law, and shall have no duty to review or recommend the sale, retention, or other disposition of any assets purchased or retained in accordance with an Investment Manager’s directions. The Master Trustee shall have no liability for any loss to the Fund resulting from the purchase, sale, or retention of any assets in accordance with an Investment Manager’s directions, or resulting from not having sold such assets so purchased or retained in the absence of an Investment Manager’s directions, to make such sale or take any other action. The Master Trustee shall be fully indemnified by the company for any action taken in accordance with, or any failure to act in the absence of, an Investment Manager’s directions.

5.2 Directed Powers of Master Trustee. In addition to the powers enumerated in Section 4.1, the Master Trustee shall have and exercise the following powers and authority in the administration of the Fund upon the direction of the Named Fiduciary or an Investment Manager:

(a) Settle purchases and sales and engage in other transactions, including free receipts and deliveries, exchanges and other voluntary corporate actions, with respect to securities or other property received by the Master Trustee;

(b) Execute proxies for any securities held in the Fund;

(c) Lend the specified assets of the Fund or portion of the Fund in accordance with the terms and conditions of a separate lending agreement or agreements;

(d) Purchase or sell, write or issue, puts, calls, or other options, covered or uncovered, enter into financial futures contracts, forward placement contracts and standby contracts, and in connection therewith, deposit, hold (or direct the Master Trustee or an affiliate of the Master Trustee, in its individual capacity to deposit or hold) or pledge assets of the Fund;

(e) Settle investments in any collective investment fund, including a collective investment fund maintained by the Master Trustee or an affiliate and appoint agents and sub-trustees. To the extent that any investment is made in any such collective investment fund, the terms of the collective trust indenture shall solely govern the investment duties, responsibilities and powers of the trustee of such collective investment fund and, to the extent required by law, such terms, responsibilities and powers shall be incorporated herein by reference and shall be a part of this Agreement. For purposes of valuation, the value of the interest maintained by the Fund in such collective investment fund shall be the fair market value of the collective investment fund units held, determined in accordance with generally recognized valuation procedures. The Named Fiduciary or Investment Manager directing an investment in a collective investment fund expressly understands and agrees that any such collective investment fund may provide for the lending of its securities by the collective investment fund trustee and that such collective investment fund trustee will receive compensation for the lending of securities that is separate from any compensation of the Master Trustee hereunder, or any compensation of the collective investment fund trustee for the management of such fund. Incorporated by reference into this Agreement is the Plan and Declaration of Trust - U.S. Bank National Association Collective Investment Funds for Employee Benefits Trusts, as amended from time to time. Other collective investment funds or group trust funds under any other declaration of trust may be utilized by the Fund pursuant to directions of the Named Fiduciary or an Investment Manager upon the company‘s adoption of an Addendum to this Agreement, with the Master Trustee’s consent, for the sole purpose of incorporating by reference into this Agreement said declaration of trust.

(f) Enter into any Insurance Contract with any insurance company or companies, either for the purposes of investment or otherwise. The Master Trustee shall not be responsible in any way for the form, terms, payment provisions or issuer of any Insurance Contract which it is directed to purchase and hold to provide for the payment of benefits, or for performing any functions under any such Insurance Contract which it may be directed to purchase and hold as contract holder thereunder (other than the execution of any documents incidental thereto and transfer or receipt of funds thereunder in accordance with the Named Fiduciary’s directions);

(g) Settle investments in Real Estate and exercise such other powers as may be required in connection with the Fund’s investments in Real Estate. The Master Trustee shall have no responsibility or discretion with respect to the ownership, management, administration, operation or control of any Real Estate. To the extent permitted by law, the Master Trustee shall be indemnified by the company, to the extent not paid by the Fund, from all claims, liabilities, losses, damages and expenses, including reasonable attorneys' fees and expenses, arising from or in connection with any matter relating to the Real Estate and which gives rise to the Real Estate and which gives rise to: (i) any violation of any applicable environmental or health or safety law, ordinance, regulation or ruling; or (ii) the presence, use, generation, storage, release, threatened release, or containment, treatment or disposal of any petroleum, including crude oil or any fraction thereof, hazardous substances, pollutants or contaminants as defined in the Comprehensive Environmental Response Compensation and Liability Act, as amended (CERCLA) or hazardous, toxic or dangerous substances or materials as any of these terms may be defined under any federal or state law in the broadest sense from time to time. This indemnification shall survive the sale or other disposition of any Real Estate investment of the Fund or the termination of this Agreement.

Settlements of transactions may be effected in trading and processing practices customary in the jurisdiction or market where the transaction occurs. The Named Fiduciary acknowledges that this may, in certain circumstances, require the delivery of cash or securities (or other property) without the concurrent receipt of securities (or other property) or cash. In such circumstances, subject to Section 5.3, the Master Trustee shall have no responsibility for nonreceipt of payment (or late payment) or nondelivery of securities or other property (or late delivery) by the counterparty.

The Named Fiduciary and/or any Investment Manager are authorized, and hereby retain the right, to direct the Master Trustee to (i) retain the services of U.S. Bancorp Piper Jaffray Inc. and/or any other registered broker-dealer organization hereafter affiliated with U.S. Bank National Association, and any future successors in interest thereto (collectively, including U.S. Bank National Association, for the purposes of this paragraph referred to as the “Affiliated Entities”), to provide services to assist in or facilitate the purchase or sale of investment securities in the Fund, (ii) acquire as assets of the Fund shares of mutual funds to which Affiliated Entities provides, for a fee, services in any capacity and (iii) acquire in the Fund any other services or products of any kind or nature from the Affiliated Entities regardless of whether the same or similar services or products are available from other institutions. The Master Trustee may be so directed to retain one or more of the Affiliate Entities regardless of whether the same or similar services or products are available from other institutions. Pursuant to such directions, the Fund may directly or indirectly (through mutual funds fees and charges for example) pay management fees, transaction fees and other commissions to the Affiliate Entities for the services or products provided to the Fund and/or such mutual funds at such Affiliated Entities’ standard or published rates without offset (unless required by law) from any fees charged by the Master Trustee for its services as Master Trustee. The Master Trustee may also be so directed to deal directly with the Affiliated Entities regardless of the capacity in which it is then acting, to purchase, sell, exchange or transfer assets of the Fund even though the Affiliate Entities are receiving compensation or otherwise profiting from such transactions or are acting as a principal in such transactions. Included specifically, but not by way of limitation in the transactions authorized by its provision are transactions in which any of the Affiliate Entities are servicing as an underwriter or member of an underwriting syndicate for a security being purchased or are purchasing or selling a security for its own account.

5.3 Standard of Care. The Master Trustee shall discharge its duties under this Agreement with the care and skill required under ERISA with respect to such duties. The Master Trustee shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon any notice, request, direction, instruction, consent, certification or other instrument believed by it to be genuine and delivered by the proper party or parties. The Master Trustee shall not be responsible or liable for any losses or damages suffered by the Fund arising as a result of the insolvency of any custodian, subtrustee or subcustodian, except to the extent the Master Trustee was negligent in its selection or continued retention of such entity.

5.4 Force Majeure. Notwithstanding anything in this Agreement to the contrary, the Master Trustee shall not be responsible or liable for its failure to perform under this Agreement or for any losses to the Fund resulting from any event beyond the reasonable control of the Master Trustee, its agents or subcustodians, including but not limited to nationalization, strikes, expropriation, devaluation, seizure, or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, levies or other charges affecting the Fund’s property; or the breakdown, failure or malfunction of any utilities or telecommunications systems; or any order or regulation of any banking or securities industry including changes in market rules and market conditions affecting the execution or settlement of transactions; or acts of war, terrorism, insurrection or revolution; or acts of God; or any other similar or third-party event. This Section shall survive the termination of this Agreement.

5.5 Accounting. Unless the company establishes another accounting method or modifies the method set forth below, investment of a plan in each investment fund within the Fund shall be reflected in the plan account for that plan on a “unit” basis. As of the date of the initial investment by a plan under this Master Trust, the initial unit value of each plan’s investment was represented by a number of full units, each of which had a value between one hundred dollars and one hundred and one dollars, carried to the fourth decimal. The company shall inform the Master Trustee of the unit value and number of units held by each plan as of the effective date of this Agreement. As of each subsequent valuation date:

(a) The unit value of each investment fund shall be revalued by adjusting the value of all outstanding units upward or downward so that the total value of all such units equals the adjusted net worth of that investment fund.

(b) Withdrawals to be made from that investment fund as of that date shall be made on the basis of the new unit value as of that date and the accounts of plans withdrawing part or all of their investments as of that date shall be charged accordingly.

(c) The accounts of plans making new or additional investments in the investment fund as of that valuation date shall be credited with units based on the new unit value as of that valuation date.

From time to time the company may direct the Master Trustee to divide or combine units so that units shall have a greater or lesser value under an investment fund. With the consent of the company, deposits in an investment fund may be made in property other than cash, valued at its fair market value, as determined by the Master Trustee. All deposits to an investment fund may be made only at the direction of the company and only as of a valuation date, and all withdrawals, transfers and distributions from an investment fund may be made only at the direction of the company and only as of a valuation date.

SECTION 6 - REPORTING AND RECORDKEEPING

6.1 Review of Reports. If, within 180 days after the Master Trustee mails to the Named Fiduciary a statement with respect to the Fund, the Named Fiduciary has not given the Master Trustee written notice of any exception or objection thereto, the statement shall be deemed to have been approved, and in such case, the Master Trustee shall not be liable for any matters in such statements. The company or its agent shall have the right at its own expense and with prior written notice to the Master Trustee, to inspect the Master Trustee's books and records directly relating to the Fund during normal business hours.

6.2 Non-Fund Assets. The duties of the Master Trustee shall be limited to the assets held in the Fund, and the Master Trustee shall have no duties with respect to assets held by any other person including, without limitation, any other trustee for the plans. The company hereby agrees that the Master Trustee shall not serve as, and shall not be deemed to be, a co-trustee or an authorized representative of the trustee of the CMRT under any circumstances. The Named Fiduciary may request the Master Trustee to perform a recordkeeping service with respect to property held by others and not otherwise subject to the terms of this Agreement. To the extent the Master Trustee shall agree to perform this service, its sole responsibility shall be to accurately reflect information on its books which it has received from an Authorized Party.

SECTION 7 - COMPENSATION, EXPENSES, TAXES, INDEMNIFICATION

7.1 Compensation and Expenses. The Master Trustee shall be entitled to compensation for services under this Agreement as mutually agreed. The Named Fiduciary acknowledges that, as part of the Master Trustee’s compensation, the Master Trustee may earn interest on balances, including without limitation, disbursement balances and balances arising from purchase and sale transactions. The Master Trustee shall also be entitled to reimbursement for reasonable expenses incurred (including, without limitation, legal or other professional fees and expenses incurred by the Master Trustee) by it in the discharge of its duties under this Agreement. All such fees and expenses shall be charged to and collected from the Fund unless paid by the company.

If the Master Trustee advances cash or securities for any purpose, including the purchase or sale of foreign exchange or of contracts for foreign exchange, or in the event that the Master Trustee shall incur or be assessed taxes, interest, charges, expenses, assessments, or other liabilities in connection with the performance of this Agreement, except such as may arise from its own negligent action, negligent failure to act or willful misconduct, any property at any time held for the Fund shall be security therefor and the Master Trustee shall be entitled to collect from the Fund sufficient cash for reimbursement, and if such cash is insufficient, dispose of the assets of the Fund to the extent necessary to obtain reimbursement. To the extent the Master Trustee advances funds to the Master Trust for disbursements or to effect the settlement of purchase transactions, the Master Trustee shall be entitled to collect from the Fund either (i) with respect to domestic assets, an amount equal to what would have been earned on the sums advanced (an amount approximating the “federal funds” interest rate) or (ii) with respect to non-domestic assets, the rate applicable to the appropriate foreign market.

7.2 Tax Obligations. To the extent an Authorized Party has provided necessary information to the Master Trustee, the Master Trustee shall use reasonable efforts to assist such Authorized Party with respect to any Tax Obligations. The Named Fiduciary shall cause each Authorized Party to notify the Master Trustee in writing of any Tax Obligations. Notwithstanding the foregoing, the Master Trustee shall have no responsibility or liability for any Tax Obligations now or hereafter imposed on the company or the Fund by any taxing authorities, domestic or foreign, except as provided by applicable law.

To the extent the Master Trustee is responsible under any applicable law for any Tax Obligation, the Named Fiduciary shall cause the appropriate Authorized Party to inform the Master Trustee of all Tax Obligations, shall direct the Master Trustee with respect to the performance of such Tax Obligations, and shall provide the Master Trustee with the necessary funds and all information required by the Master Trustee to meet such Tax Obligations. All such Tax Obligations shall be paid from the Fund unless paid by the company.

7.3 Indemnification. The company shall indemnify and hold harmless the Master Trustee from all claims, liabilities, losses, damages and expenses, including reasonable attorneys’ fees and expenses, incurred by the Master Trustee in connection with this Agreement, except as a result of the Master Trustee's own negligence or willful misconduct. With respect to persons other than the Master Trustee, to the extent permitted by law, no person (including any present or former plan administrator of a plan, and any present or former director, officer or employee of the company or any subsidiary, affiliate or related company) shall be personally liable for any act done or omitted to be done in good faith in the administration of the plans or the investment of the Fund. To the extent permitted by law, each such present or former plan administrator or director, officer or employee shall be indemnified and saved harmless by the company (to the extent not indemnified or saved harmless under any liability insurance or other indemnification arrangement with respect to the plans or this Master Trust) from and against any and all claims of liability to which they are subjected by reason of any act done or omitted to be done in good faith in connection with the administration of the plans or this Master Trust or the investment of the Fund, including all expenses reasonably incurred in their defense if the company fails to provide such defense. Such costs and expenses so indemnified shall be paid from the Fund, to the maximum extent permitted by law, if not paid by the company. The indemnifications provided above shall survive the termination of this Agreement.

7.4 Damages. The Master Trustee shall not be liable for any act or omission of any other person in carrying out any responsibility imposed upon such person and under no circumstances shall the Master Trustee be liable for any indirect, consequential, or special damages with respect to its role as Master Trustee.

7.5 Compensations and Expenses. All reasonable compensation, costs, charges and expenses incurred in the administration of this Master Trust will, to the extent not paid by the employers in such proportions as the company shall direct, be paid from the Fund, provided that expenses incurred in connection with the sale, investment and reinvestment of the Fund (such as brokerage, postage, express and insurance charges and transfer taxes) shall be paid from the Fund.

SECTION 8 - AMENDMENT, TERMINATION, RESIGNATION, REMOVAL

8.1 Amendment. This Agreement may be amended by written agreement signed by the parties hereto.

8.2 Removal or Resignation of Master Trustee. The Master Trustee may be removed with respect to all or part of the Fund upon receipt of sixty days' written notice (unless a shorter or longer period is agreed upon) from the Named Fiduciary. The Master Trustee may resign as Master Trustee hereunder upon sixty days' written notice (unless a shorter or longer period is agreed upon) delivered to the Named Fiduciary. In the event of such removal or resignation, a successor trustee will be appointed and the retiring Master Trustee shall transfer the Fund, less such amounts as may be reasonable and necessary to cover its compensation and expenses. In the event the Named Fiduciary fails to appoint a successor trustee within sixty days of receipt of written notice of resignation, the Master Trustee reserves the right to seek the appointment of a successor trustee from a court of competent jurisdiction. The Master Trustee shall have no duties, responsibilities or liability with respect to the acts or omissions of any successor trustee.

8.3 Plan Termination. Should any of the plans be subject to the jurisdiction of the Pension Benefit Guaranty Corporation ("PBGC") as provided under ERISA, and should the Master Trustee receive written notice of the termination of a plan, the Master Trustee is not required to take any action until it has received notice from the company that the PBGC has been notified of the termination and has not notified the company of its disapproval, in accordance with its regulations. Thereafter, the Master Trustee shall distribute all assets then constituting the plan’s allocable portion of the Fund, less any fees and expenses payable from the Fund with respect to the plan, pursuant to Authorized Instructions. The Master Trustee shall be entitled to assume that such distributions are in full compliance with and not in violation of the terms of the plan or any applicable law.

8.4 Property Not Transferred. The Master Trustee reserves the right to retain such property as is not suitable for distribution or transfer at the time of the termination of a plan or this Agreement and shall hold such property for the benefit of those persons or other entities entitled to such property until such time as the Master Trustee is able to make distribution. Upon the appointment and acceptance of a successor trustee, the Master Trustee's sole duties shall be those of a custodian with respect to the property not transferred.

SECTION 9 - PARTICIPATION AND SEGREGATION

9.1 Adoption of Master Trust by Subsidiaries and Affiliates. Any entity which is or becomes part of a controlled group with the company as defined in Code Sections 414(b), (c) and (m) and which is now or may hereafter be organized under the laws of the United States of America, or of any State or Territory thereof, with the approval of the company and by appropriate action of its own governing body, may adopt this Agreement, if such controlled group member shall have adopted one or more plans qualified under Section 401(a) of the Code. Each entity adopting this Agreement represents to the Master Trustee that it is a part of such controlled group. If any such controlled group member so adopts this Agreement, this Agreement shall establish the trust for such plans as are specified by such controlled group member and shall constitute a continuation, amendment and restatement of any prior trust for any such plans.

9.2 Segregation from Further Participation. The company may, if it so determines, at any time designate any group or groups of the eligible employees or other beneficiaries covered by a plan as a separate class and may direct the Master Trustee to segregate in a separate fund, to be held for the benefit of such class, the part of the Fund allocable to such class as determined by the company or by an actuary appointed by the company, or some lesser amount than such allocable part if the company or such actuary shall determine that other equitable provision is made for the difference. The company shall cause the Master Trustee to effect such segregation by notifying the Master Trustee of the company’s or such actuary’s determination, together with evidence of appropriate action by the governing body directing such segregation. The Master Trustee may rely conclusively and without investigation upon any such notification of the determination and evidence of appropriate action by the governing body and shall segregate such assets as the company may direct. The Master Trustee’s valuation of such assets for that purpose shall be conclusive. The Master Trustee shall hold all of the assets so segregated under this provision, together with such payments as shall thereafter be made to the Fund on behalf of such class, and the income therefrom, as a subpart of the Fund and subject to the terms of this Agreement, or shall dispose of the same as directed by the company. In the event that the Fund or any subpart thereof created by this Agreement shall be terminated as to such class, the company shall direct the disposition of the assets held by the Master Trustee for such class through transfer to a successor trustee, the purchase of annuities, or other means, as the company shall determine, and thereafter such employees and other beneficiaries shall not have any rights in the Fund, or against the Master Trustee.

9.3 Loss of Qualification. The company shall promptly notify the Master Trustee of any determination by the Internal Revenue Service that any plan has ceased to be so qualified under Section 401(a) of the Code. Upon such event or in the event that any plan shall otherwise cease to become qualified, the equitable share of such plan participating in the Fund shall be promptly segregated and withdrawn from the Fund.

SECTION 10 - ADDITIONAL PROVISIONS

10.1 Assignment or Alienation. Except as may be provided by law, the Fund shall not be subject to any form of attachment, garnishment, sequestration or other actions of collection afforded creditors of the company, participants or beneficiaries under any of the plans. The Master Trustee shall not recognize any permitted assignment or alienation of benefits unless an Authorized Instruction is received from the Named Fiduciary.

10.2 Successors and Assigns. Neither the company nor the Master Trustee may assign this Agreement without the prior written consent of the other, except that the Master Trustee may assign its rights and delegate its duties hereunder to any corporation or entity which directly or indirectly is controlled by, or is under common control with, the Master Trustee. This Agreement shall be binding upon, and inure to the benefit of, the company and the Master Trustee and their respective successors and permitted assigns. Any entity which shall by merger, consolidation, purchase, or otherwise, succeed to substantially all the trust business of the Master Trustee shall, upon such succession and without any appointment or other action by the company, be and become successor trustee hereunder, upon notification to the company.

10.3 Governing Law. This Agreement and the plans shall be construed in accordance with the provisions of ERISA and other applicable federal law and, to the extent not inconsistent with such laws, with the laws of the state of Minnesota, without regard to its conflicts of law provisions.

10.4 Necessary Parties. The Master Trustee reserves the right to seek a judicial or administrative determination as to its proper course of action under this Agreement. Nothing contained herein will be construed or interpreted to deny the Master Trustee, the Named Fiduciary or the company the right to have the Master Trustee's account judicially determined. To the extent permitted by law, only the Master Trustee, the Named Fiduciary and the company shall be necessary parties in any application to the courts for an interpretation of this Agreement or for an accounting by the Master Trustee, and no participant under any of the plans or other person having an interest in the Fund shall be entitled to any notice or service of process. Any final judgment entered in such an action or proceeding shall, to the extent permitted by law, be conclusive upon all persons.

10.5 No Third Party Beneficiaries. The provisions of this Agreement are intended to benefit only the parties hereto, their respective successors and assigns, and participants and their beneficiaries under the plans. There are no other third party beneficiaries.

10.6 Representations. The company, the Named Fiduciary, if applicable, and the Master Trustee hereby each represent and warrant to the other that it has full authority to enter into this Agreement upon the terms and conditions hereof and that the individual executing this Agreement on its behalf has the requisite authority to bind the company or the Master Trustee to this Agreement.

10.7 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument and may be sufficiently evidenced by one counterpart.

10.8 Action by the Company. Any action required or permitted of the company under this Agreement, including investment directions under Section 2.7, shall be by resolution of a duly authorized committee appointed by its Board of Directors, or by a person or persons authorized by resolution of such committee. As of January 1, 2006 the members of such committee are Glenn R. Simmons, Steven L. Watson and Paul M. Bass, Jr.

10.9 Provisions to Comply With Revenue Ruling 81-100. This Master Trust is hereby adopted as a part of each plan now maintained or hereafter established, adopted or assumed which meets the requirements of a qualified plan under Section 401(a) of the Code and which invests herein. Each such plan shall be eligible to invest its assets through this Master Trust, and shall by virtue of such investments be considered to have incorporated as a part thereof the provisions of this Master Trust. Only those plans which remain qualified under Section 401(a) of the Code may continue to invest their assets in this Master Trust. No assets of such a plan may be used for or diverted to any purpose other than for the exclusive benefit of participants and beneficiaries under such plan, and no assets of such plan held under this Master Trust may be assigned or alienated by participants in such plan or by such plan. This Master Trust has been created as a trust under the laws of the state of Texas and at all times shall be maintained as such.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the effective date set forth above.

Authorized Officer of:	Authorized Officer of:
KEYSTONE CONSOLIDATED INDUSTRIES, INC.	U.S. BANK NATIONAL ASSOCIATION
By: /s/ David L. Cheek	By: /s/ Ann Roemer
Name: David L. Cheek	Name: Ann Roemer
Title: President and Chief Executive Officer	Title: Vice President
Date: September 14, 2006	Date: 10/18/06

December 31
Fiscal Year of Master Trust